Financial Statements

As Filed with the Securities and Exchange Commission on April 9, 2014       File No. 333-194307

FORM S-1/A

Amendment No. 1

SECURITIES AND EXCHANGE COMMISSION

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PURPLEREAL.COM, CORP.
(Exact name of registrant as specified in its charter)
Florida	5960	46-4036837
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Diane J. Harrison

6371 Business Boulevard, Suite 200,  Sarasota, Florida  34240

(727) 415-4121

 (Address and telephone number of principal executive offices)

Diane J. Harrison, Esq.

Harrison Law, P.A.

8955 U.S. Highway 301 N. No. 203, Parrish, FL  34219

(941) 723-7564

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer.o	Accelerated filer. o
Non-accelerated filer. o (Do not check if a smaller reporting company)	Smaller reporting company. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed Maximum Aggregate Offering Price [2]	Amount of Registration Fee
Common Stock par value $0.01	840,000	$0.05	$42,000	$8.40
Total	840,000		$42,000	$8.40

[1] The selling security holders are offering a maximum of 840,000 shares of common stock, with no minimum number of shares to be sold.

[2] Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

Financial Statements

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PURPLEREAL.COM, CORP.

The Securities Being Offered by Selling Security Holders of Purplereal.com, Corp. Are Shares of Common Stock

Shares offered by Security Holders:  840,000

The selling security holders named in this prospectus are offering to sell Purplereal.com, Corp. shares of Purplereal.com, Corp.’s, (“REAL”) common stock through this prospectus and they are “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933.  REAL is a shell company as defined in Rule 405 of the 1933 Securities Act rules.  A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents.  As a shell company we are restricted in our use of Registrations on Form S-8; the limitations of using Rule 144 by security holders; and the lack of liquidity in our stock.

REAL qualifies as an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act which became law in April, 2012, and, therefore, will be subject to reduced public company reporting requirements. For further information, read the “JUMPSTART OUR BUSINESS STARTUPS ACT” section beginning on page 19. The Company is currently a development stage company.   REAL common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $0.05 per share for the duration of the offering.  A trading market will be available if our stock becomes quoted on a trading exchange.

Management has not made a decision to seek quotation on the OTCBB at this time and there is no guarantee that quotation will be sought.  Until a decision to seek a quotation is made, selling security holders must sell their shares at the fixed price of $0.05 per share.  In the event management files an application with FINRA for a quotation and we are cleared by FINRA for quotation, then the selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the SEC; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

REAL is not selling any shares of its common stock in this offering and therefore will not receive any proceeds from this offering. The shares of REAL common stock being offered through this prospectus will be offered by the selling security holders from time to time for a period ending twelve (12) months after the date the registration statement has been declared effective by the SEC, or until the date on which we otherwise terminate the offering prior to the expiration of twelve (12) months.   We may file a post-effective amendment extending the offering. The actual number of shares sold will vary depending upon the individual decisions of the selling security holders.

Our auditors have issued a going concern issue for our Company.  These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 3 before you decide to purchase any of our common stock.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public, Offering	$0.05	$42,000
Underwriting Discounts and Commissions, Offering	-0-	-0-
Proceeds to Purplereal.com, Corp.	-0-	-0-

The date of this prospectus is       , 2014

Financial Statements

Financial Statements

PART I – Information Required In Prospectus

PROSPECTUS SUMMARY

This summary highlights the most significant information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Purplereal.com, Corp., (“Us,” “We,” “Our,” "REAL,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our Business

Purplereal.com, Corp. was formed effective on January 15, 2014 under the Laws of the State of Florida. REAL is a shell company as defined in Rule 405 of the 1933 Securities Act rules.  A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents.

Since its inception Purplereal.com, Corp. has engaged in the development of an online sales website to import and sell silk products and costume jewelry from Hong Kong and the People’s Republic of China.  The business model will focus on silk products made from single strand and double strand silkworms and costume jewelry that will target the general public with quality products at an affordable price.  At the present time we are not fully operation and have no customers, suppliers or products.

Purplereal.com, Corp. will rely on the experience of its management team to try to be competitive in the marketing of our products.  We believe we can gain market share due to the quality of our products and the price point of our merchandise, however, there is no guarantee we will be able to do so. By analyzing the advertising of other competitive companies, we know that a low price advertising campaign may be successful because competition has brought the pricing of our type of products to essentially the same price.  We believe that by concentrating our efforts on the quality of our products while providing for cost effectiveness we can grow and expand our business however there is no guarantee that we will be successful at achieving growth and expansion. Our sales will be strictly limited to online sales through our website www.Purplereal.com.  We will maintain an office in Sarasota, Florida to house our management team.

Our competitors have personnel with more experience that may place us at a disadvantage. Due to the number of competitors that have entered our target market, experience has become less of a competitive advantage.  Being in a market segment with a high number of competitors makes any investment in our Company a high risk.

We do compete with many businesses that have experienced personnel, years in business, capitalization, and a reputation that make it difficult for us to compete with.  As a result of such competition, we will concentrate our efforts on trying to more fully develop the personal relationship approach to our business to try to differentiate our company while utilizing quality and price point.

Our Principal Executive Officer, Principal Financial Officer, sole Director and owner of 54% of our stock, Diane J. Harrison has the ability to independently control the decisions of the company including the election of directors.

Our State of Organization

Purplereal.com, Corp. was formed on January 15, 2014 under the Laws of the State of Florida.  Our principal address is 6371 Business Boulevard, Suite 200, Sarasota, Florida  34240.  Our phone number is (727) 415-4121.

The Offering
Number of Shares Being Offered	The selling stockholders offering to sell up to 840,000 shares of common stock at the fixed price of $0.05 per share for the duration of the offering.
Number of Shares Outstanding After the Offering	1,900,000 shares of our common stock are issued and outstanding. We have no other securities issued.
Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders.
Plan of Distribution

The Offering is made by the selling security holders named in this Prospectus to the extent they sell shares. We may or may not seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). Management has made no decision as to whether to seek a quotation and will not do so until such time as it can properly make a decision based on the value to the shareholders of such a quotation. No assurance can be given that our common stock will be approved for quotation on the OTCBB even if we make application to the OTCBB. Selling security holders, as underwriters, must sell their shares at $0.05 per share for the duration of this offering.

Risk Factors

You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3, before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock. If we decide to seek quotation on the OTCBB, we must obtain a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) on our behalf.  There is a risk that we may not be able to obtain a market maker to file such an application.  If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA.  We may or may not seek to have a market maker file a Listing Application on our behalf.

Financial Statements

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus, but also the special risks we face as a development stage company before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have not generated revenue since our inception however we have incurred costs associated with a development stage company.

Risks Relating to Our Business

We are a shell company as defined in the Securities Act of 1933 and as such any investment in our company is highly volatile.

REAL is a shell company as defined in Rule 405 of the 1933 Securities Act rules.  A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents.  As a shell company we are restricted in our use of Registrations on Form S-8; the limitations of using Rule 144 by security holders; and the lack of liquidity in our stock.  Any investment in our stock is highly volatile and you may lose a part or all of your investment.

We have had limited operations, have incurred no revenues, profits or losses since inception, have sufficient cash to sustain our operations for a period of approximately one year, and we may need additional capital to execute our business plan.

For the month ended January 31, 2014, we incurred no expenses and show no profit or loss.  As of January 31, 2014, we have $19,000 cash on hand.  We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations.  We currently have sufficient cash to sustain our operations for a period of approximately twelve months.  Management estimates that it will need approximately $19,000 over the next twelve months to fund all of the Company’s current product development and marketing projects.  There is no assurance we will be successful in raising additional capital or achieving profitable operations.  Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted and unrestricted shares of our common stock.  These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

Because the jewelry industry in general is affected by fluctuations in the prices of precious metals and precious and semi-precious stones, we could experience increased operating costs that will affect our bottom line.

The availability and prices of gold, diamonds, and other precious metals and precious and semi-precious stones may be influenced by cartels, political instability in exporting countries and inflation.  Shortages of these materials or sharp changes in their prices could have a material adverse effect on our results of operations or financial condition.  A significant change in prices of key commodities, including gold, could adversely affect our business or reduce operating margins and impact consumer demand if retail prices increased significantly, even though we historically incorporate any increases in the purchase of raw materials to our consumers ..  Additionally, a significant disruption in our supply of gold or other commodities could decrease the production and shipping levels of our products, which may materially increase our operating costs and ultimately affect our profit margins if and when we become fully operational.

Because we depend on our ability to identify and respond to fashion trends, if we misjudge these trends, our ability to maintain and gain market share will be affected.

The jewelry industry is subject to rapidly changing fashion trends and shifting consumer demands.  Accordingly, our success may depend on the priority that our target customers place on fashion and our ability to anticipate, identify, and capitalize upon emerging fashion trends.  If we misjudge fashion trends or are unable to adjust our products in a timely manner, our net sales may decline or fail to meet expectations and any excess inventory may be sold at lower prices.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth.  Growth could place an increasing strain on our management and financial resources.  To manage growth effectively, we will need to:

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Establish definitive business strategies, goals and objectives;

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Maintain a system of management controls; and

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Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

•

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Financial Statements

Our ability to maintain or increase our revenues could be harmed if we are unable to strengthen and maintain our brand image.

We believe that primary factors in determining customer buying decisions, especially in the jewelry industry, are determined by price, confidence in the merchandise and quality associated with a brand.   The ability to differentiate our future products from competitors of the Company will be a factor in attracting consumers.  However, if the Company’s ability to promote its brand when we are operational may cause us to fail to garner brand recognition and its ability to generate revenue in the future may suffer.  If the Company fails to differentiate its products, its ability to sell its products wholesale will be adversely affected.  These factors could result in lower selling prices and sales volumes, which could adversely affect its financial condition and results of operations.

Changing discretionary spending patterns and general economic conditions could reduce our client traffic which would have an adverse effect on our revenues.

Purchases of our products are discretionary for our clients and, therefore, we are susceptible to economic slowdowns. We believe that the vast majority of our revenues are derived from working class families that must budget more closely than those with more disposable income. Accordingly, we believe that our business is particularly susceptible to any factors that cause a reduction in disposable income. We also believe that consumers generally are more willing to make discretionary purchases during periods in which favorable economic conditions prevail.

The future performance of the U.S. economy and global economies are uncertain and are directly affected by numerous global and national factors, in addition to other factors that are beyond our control. These factors, which also affect discretionary consumer spending, include among other items, international, national, regional and local economic conditions, disposable consumer income, consumer confidence, terrorist attacks and the United States’ participation in military actions. We believe that these factors may adversely impact our business when we are operational and, should these conditions continue, worsen or be perceived to be worsening or should similar conditions occur in the future, we would expect them to continue to adversely impact our business.

Our growth depends on our ability to expand and operate profitably.

Our growth will depend on a thriving economy. Our ability to expand is dependent upon a number of factors, some of which are beyond our control, including but not limited to our ability to:

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find clients with disposable income;

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competition;

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consumer trends;

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general international, national, regional and local economic conditions;

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our ability to execute our business strategy effectively;

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develop additional sources of marketing that are within our budgetary constraints;

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raise, borrow or have available an adequate amount of money for expansion costs;

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to successfully promote our services and compete in the market in which we are located.

We may not be able to attract enough clients because potential clients may be unfamiliar with our company or our products might not appeal to them. Our existing senior personnel, management systems, financial controls, information systems and other systems and procedures may be inadequate to support any expansion, which could require us to incur substantial expenditures that could adversely affect our operating results.

Our company may not be able to compete successfully with other companies offering the same or equivalent products and, as a result, we may not achieve our projected revenue and profitability targets.

If our company is unable to compete successfully with other businesses in our existing market, we may not achieve our projected or historical revenue and profitability targets. Our industry is intensely competitive with respect to price, quality of service, location, and whether our products are strictly offered through other Internet providers or brick and mortar stores. We compete with national chains and independently owned businesses. Compared to our business, our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the market where our business is located or may be located should we choose to expand.

Our success depends in part upon the continued growth of the popularity of costume jewelry and silk products.

Shifts in consumer preferences away from these types of products could materially adversely affect our operating results. The Internet sales of products are characterized by the continual introduction of new start-up companies and are subject to rapidly changing consumer preferences and purchasing habits. Our success depends in part on our ability to anticipate and respond to changing consumer preferences, as well as other factors affecting our industry, including new market entrants and demographic

Financial Statements

changes. If we fail to recognize changes in consumer demand for these products we may have declining revenues when we are operational.  Declining revenues will have a direct impact on our profitability.

Continued expansion by our competitors could prevent us from realizing anticipated benefits from growth in our existing product line.

Our competitors have opened many businesses in recent years and a key element of our strategy is to expand our sales in our existing market. If we overestimate demand for our products or underestimate the popularity of our competitors, we may be unable to realize anticipated revenues. Similarly, if one or more of our competitors expand their business our revenues may be lower than we expect. Any unanticipated slowdown in demand due to industry growth or other factors could reduce our revenue and results of operations, which could cause our revenue to decline substantially.

If we have material weaknesses in the financial reporting of our company it may cause us to restate our financial statements in the event such weaknesses are determined to not be acceptable to financial reporting requirements.

While our review of material weaknesses is ongoing, if we discover any weaknesses that could cause us to have to restate our financial statements, this could cause us to expend additional funds that would have a material impact on our ability to generate profits and on the profits of our business.

Taxing authorities may select to audit our federal, state and/or local tax returns from time to time, which may result in tax assessments and penalties that could have an adverse effect on our results of operations and financial condition.

We are subject to federal, state, local and importation taxes in the U.S. Although we believe that our tax reporting will be reasonable, if any taxing authority disagrees with the positions taken by the Company on its tax returns, we could have additional tax liabilities, including interest and penalties, which, if material, could have an adverse impact on our results of operations and financial condition.

We may experience higher operating costs, including increases in employee salaries, wages and benefits, which will adversely affect our operating results if we cannot increase our prices to cover them.

If we increase the compensation or benefits to our future employees, we will have an increase in our operating costs. If we are unable or unwilling to increase our prices or take other actions to offset increased operating costs, our operating results will suffer. Factors that may affect the salaries and benefits that we pay to our future employees include local unemployment rates and changes in minimum wage and employee benefits laws. In addition, various proposals that would require employers to provide health insurance for all of their employees are being considered from time-to-time in the U.S. Congress and various states. The imposition of any requirement that we provide health insurance to all employees could have an adverse effect on our operating performance.

Increases in the minimum wage could increase our labor costs. For example, under the Federal Minimum Wage Act of 2007, on July 24, 2009, the federal minimum wage increased to $7.25 per hour. The 2013 minimum wage in Florida is $7.93 per hour, effective February 1, 2013. For details, see Section 24, Article X of the State Constitution and Section 448.110, Florida Statutes.  The provisions of ss. 213 and 214 of the federal Fair Labor Standards Act, as interpreted by applicable federal regulations and implemented by the Secretary of Labor, are incorporated herein. If we are unable to offset the increased labor costs by increasing our prices or by other means, this could have a material adverse effect on our business and results of operations.

Our operating results may fluctuate significantly due to the nature of our business and these fluctuations make it more difficult for us to predict accurately and address in a timely manner factors that may have a negative impact on our business.

Our business will be subject to fluctuations that may vary greatly depending upon the demand for our particular products when we are operational. These fluctuations can make it more difficult for us to predict accurately and address in a timely manner factors that may have a negative impact on our business. Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year.

Our results of operations are affected by a variety of factors, including increased competition, and can be expected to fluctuate significantly in the future.

While we have no operational results as a development stage company we expect our operations to fluctuate significantly. Our results of operations will likely be affected by a variety of factors, including:

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the timing of business openings by competitors;

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changes in consumer preferences;

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general economic conditions;

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government regulation; and

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actions by our competitors.

Negative factors or publicity surrounding our industry could adversely affect consumer choice, which could reduce sales and make our business less valuable.

Financial Statements

It is our belief that when we are operational our competitive strengths will include the quality of our management team, the quality of our silk and costume jewelry and our pricing. Therefore we believe that adverse publicity relating to these factors or other similar concerns affects us more than it would competitors that compete primarily on other factors. Any shifts in consumer preferences away from the specialty products we offer, would make our business less appealing and adversely affect our revenues. Adverse changes involving any of these factors could further reduce our client contact and/or impose practical limits on pricing, which could further reduce our revenues and operating income.

We will be dependent on clients that want to use the Internet to purchase costume jewelry and silk products.

When we become operational our ability to maintain consistent business will depend in part upon our ability to acquire new clients. Our inability to gain new clients during periods of high unemployment could increase our costs and could cause a slowdown in business with the sales of our products or cause us to temporarily close our business. If we temporarily close our business, we may experience a significant reduction in revenue during the time affected by the closure and thereafter, as our clients may change their habits of purchasing costume jewelry and silk products through the Internet.

The failure to enforce and maintain our intellectual property rights could enable others to use names confusingly similar to Purplereal.com, Corp. and other names and marks used by our business, which could adversely affect the value of the ‘Purplereal.com’ brand.

We have not registered the “Purplereal.com, Corp.” mark used by our business as a trade name in Florida or any state or the United States Patent and Trademark Office. The success of our business depends on our continued ability to use our existing trade name in order to increase our brand awareness. In that regard, we believe that our trade name is valuable asset that is critical to our success. The unauthorized use or other misappropriation of our trade name could diminish the value of our business concept and may cause a decline in our revenue.

Cyber security risks may affect our website and therefore cause us to lose potential revenue.

When we are operational all of our business will be conducted through our Internet site.  Should we suffer outages in our website or cyber-attacks that threaten our sites ability to remain open we will lose potential sales.  In addition a security cyber-attack may cause us to halt operations.  Any outage or halt to our future operations may cause you to lose all or a part of any investment in our stock.

We occupy our business under a month to month rental and we may be unable to renew our rental at the landlord’s discretion.

Our business is located in rented premises. Our current rent is on a month to month basis. If we are unable to maintain our business space rental, we may close or relocate our business, which could subject us to relocation costs and risks, and could have a material adverse effect on our business and results of operations. For example, closing our business, even during the time of relocation, will reduce the sales that the business would have contributed to our revenues. Additionally, the revenue and profit, if any, generated at a relocated business may not equal the revenue and profit generated at the existing location.

Any new indebtedness may adversely affect our financial condition, results of operations, limit our operational and financing flexibility and negatively impact our business.

Any revolving credit facility, and other debt instruments we may enter into in the future, may have negative consequences to the Company, including but not limited to the following:

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our ability to obtain financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

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we may use a substantial portion of our cash flows from operations to pay interest on any new indebtedness, which will reduce the funds available to us for operations and other purposes;

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our level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

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our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited; and

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Our level of indebtedness may make us more vulnerable to economic downturns and adverse developments in our business.

We expect that we will depend primarily upon our operations to provide funds to pay our expenses and to pay any amounts that may become due under any new credit facility and any other indebtedness we may incur. Our ability to make these payments depends on our future performance, which will be affected by various financial, business, economic and other factors, many of which we cannot control.

We depend on the services of key executives, the loss of who could materially harm our business and our strategic direction if we were unable to replace them with executives of equal experience and capabilities.

Financial Statements

Our senior executives, Diane J. Harrison and Anna L. Williams are important to our success because they are instrumental in setting our strategic direction, operating our business, identifying, expansion opportunities and arranging any necessary financing. Losing the services of Ms. Harrison or Ms. Williams could adversely affect our business until suitable replacements could be found. Ms. Harrison our President and Ms. Williams are not bound by employment agreements with us. We do not maintain key person life insurance policies on any of our executives.

We depend on the services of key executives that have limited experience in online product sales.

Our two key executives have limited experience selling products online.  This limited experience will place us at a competitive disadvantage with companies that have seasoned executives with online sales experience.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $10,000 annually to maintain the proper management and financial controls for our filings.  In addition, as a public company we are required to document and test our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, so that our management can certify as to the effectiveness of our internal controls and our independent registered public accounting firm can render an opinion on the effectiveness of our internal controls over financial reporting, which requires us to document and test the design and operating effectiveness of our internal controls over financial reporting. If our management is unable to certify the effectiveness of our internal controls or if our independent registered public accounting firm cannot render an unqualified opinion on the effectiveness of our internal controls over financial reporting, or if material weaknesses in our internal controls are identified, or if we fail to comply with other obligations imposed by the Sarbanes-Oxley Act rules relating to corporate governance matters, we could be subject to regulatory scrutiny and a loss of public confidence, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock

The market price for our common shares will be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

While there is no market for our common shares our price volatility in the future will be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats.  The volatility in our share price will be attributable to a number of factors.  First, our common shares will be compared to the shares of such larger, more established companies, sporadically and thinly traded.  As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand.  Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time.

Our future results may vary significantly which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

Financial Statements

We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

We have not paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 840,000 shares of common stock, being registered for sale by the selling stockholders. If additional shares of our common stock become available for resale in the public market pursuant to other offerings, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock.

If we fail to continue to comply with the listing requirements of the OTCBB, the price of our common stock and our ability to access the capital markets could be negatively impacted.

We may or may not apply to have our common stock listed on the OTCBB. If we choose to do so we will be subject to certain continued listing standards. We cannot provide any assurance that we will be able to continue to satisfy the requirements of the OTCBB’s continued listing standards. A delisting of our common stock could negatively affect the price and liquidity of our common stock and could impair our ability to raise capital in the future.

Our stock price will be extremely volatile.

The trading price of our common stock will be subject to wide fluctuations in response to announcements of our business developments or those of our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our stock.

We will not have an underwriter for our offering and so we cannot guarantee how much, if any, of the offering will be sold.

The common shares offered are being offered by our existing security holders. We have not retained an underwriter to assist in offering the common shares. Our security holders have limited experience in the offer and sale of securities, and as a result, they may be unable to sell any of the common shares.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 500,000,000 shares of common stock, of which 1,900,000 shares of common stock are issued and outstanding as of February 14, 2014. Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Since our securities are subject to penny stock rules you may have difficulty selling your shares.

Our shares of common stock are “penny stocks” and are covered by Section 12(g) of the 1934 Securities and Exchange Act which imposes additional sales practices which requires broker/dealers who sell Purplereal.com, Corp.’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and furnishing monthly account statements.  For sales of our securities a broker/dealer must make a special suitability determination and receive from its client a written agreement prior to making a sale.  The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

Since our President, Ms. Diane J. Harrison is also our Chief Financial Officer, and a large shareholder, there may be a conflict of interest for Ms. Harrison for our company and her other business interests.

Our President is our Chief Financial Officer and is also a large shareholder.  Ms. Harrison has One Million Thirty Thousand shares (1,030,000) which is approximately fifty-four percent (54%) of the issued and outstanding shares of the company. Ms. Harrison has other business matters and she has clients from her legal practice that may cause a conflict with her acting independently regarding our company.  Such a conflict of interest would likely cause investors to lose all or part of their investment.

At the present time our Officers and Directors provide their services on an unpaid basis and may not be able to continue their services without pay.

Financial Statements

Since our company is not currently operating with earnings and cash flows to support Officers and Director salaries, Ms. Harrison, our President works approximately twenty-five to thirty (25-30) hours a week on an unpaid basis.  If and when the company has increased its operations to support salaries, Ms. Harrison will be compensated at the rate of $26,000 per year, which compensation will be adjusted annually based on individual performance and performance of the Company.   Ms. Williams is currently working approximately twenty-five to thirty (25-30) hours a week on an unpaid basis. Revenues and earnings, as well as sufficient cash flow, will be considered when determining when salaries or additional bonuses may be available to our Officers and Directors.  Cash flows must be sufficient to meet the monthly cash needs of the business.  Earnings are determined quarterly and will be analyzed along with our cash flows to determine if there is sufficient cash remaining after all expenses are paid to commence a salary for Ms. Harrison and Ms. Williams.  Until then, there is a risk that our Officers and Directors may need to find work elsewhere to supplement their income, distracting them from our operations resulting in poor quality control and a loss of clients and business.

Our financial statements may not be comparable to other companies.

Our financial statements may not be comparable to other companies.  We have elected to use the extended transitional period for new standards for an emerging growth company.

Purplereal.com, Corp. is an Emerging Growth Company as defined under the Jumpstart Our Business Startups Act.

An “emerging growth company” is an issuer whose initial public offering was or will be completed after Dec. 8, 2011, and had total annual gross revenues of less than $1 billion during its most recently completed fiscal year. An issuer’s EGC status terminates on the earliest of:

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The last day of the first fiscal year of the issuer during which it had total annual gross revenues of $1 billion or more;

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The last day of the fiscal year of the issuer following the fifth anniversary of the date of the issuer’s initial public offering;

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The date on which such issuer has issued more than $1 billion in non-convertible debt securities during the prior three-year period determined on a rolling basis; or

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The date on which the issuer is deemed to be a “large accelerated filer” under the Exchange Act, which means, among other things, that it has a public float in excess of $700 million.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company has elected to use the extended transition period for complying with new or revised financial accounting standards available under Section 102(b)(2)(B) of the Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of Executive Officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

As an Emerging Growth Company our investors could suffer the loss of their investment in the event of a downturn of the economy, the loss of one or more of the Officers or Directors, broad market fluctuations, or revenues and operating results falling below our expectations.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “project,” “likely,” “will,” “would,” “could”, “may”, “should”, and words or phrases of similar meaning. They may relate to, among other things:

•

a reduction in consumer and/or business spending in our market due to business layoffs or budget reductions, negative consumer sentiment, access to consumer credit, events or occurrences affecting the securities and/or financial markets, occurrences affecting our common stock, housing values, changes in federal, state, foreign and/or local tax levels or other factors;

Financial Statements

•

risks relating to the business industry and our business, including competition, changes in consumer tastes and preferences, risks associated with expanding our business, increases in energy costs, demographic trends, traffic patterns, weather conditions, independent contractor availability, benefits and cost increases, litigation judgments or, government regulation, our ability to maintain adequate financing facilities, our liquidity and capital resources, prevailing interest rates and legal and regulatory matters;

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public health issues, including, without limitation risks relating to the spread of pandemic diseases;

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legal proceedings and regulatory matters; and

•

other risks detailed in “Risk Factors” herein and in our reports filed from time to time with the SEC.

Additionally, our ability to expand our business is dependent upon various factors, such as the availability of capital on favorable terms, the ability to obtain various government permits and licenses, and the recruitment and training of skilled management and business employees.

All forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive and governmental factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include those discussed in “Risk Factors.” Given these risks and uncertainties, we urge you to read this prospectus completely with the understanding that actual future results may be materially different from what we plan or expect. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements made in this prospectus may not prove to be correct.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission, 840,000 of our outstanding shares of common stock will be eligible for sale under the Securities Act.  We will not receive any proceeds from the sale of the common stock offered through this prospectus.  We will however incur all costs associated with this registration statement and prospectus.  There is no minimum amount of shares that must be sold during this offering.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets or earnings. Each of the selling security holders, except our President Diane J. Harrison, paid $300 for their shares, or $0.01 per share.  Ms. Harrison paid a total of $10,300 or $.01 per share for her investment.  Selling at the offering price of $0.05 per share provides a small profit which we believe is a fair return on their investment.  Among other factors considered were:

•

Our lack of an operating history,

•

Our current share book value; and

•

Our management expertise.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules

Financial Statements

impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 840,000 of the 1,900,000 shares of our common stock issued to them. Selling security holders, both non-affiliates and affiliates, are considered “underwriters” under the Securities Act of 1933, as amended, and as such must sell their shares at the fixed price of $0.05 per share for the duration of the offering. We will not receive any proceeds from such sales. The sale of the securities by the selling security holders is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 1.0 Selling Security Holders

				Percent owned after offering is complete
Name of Security Holder	Shares beneficially owned as of the date of this prospectus [1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	If All Shares sold [1]	If No shares sold [2]	Position, Officer or other material relationship to the Company within last three years [3]
Soren Asadov	30,000	1.58%	30,000	0%	1.58%
Catherine A. Bradaick	30,000	1.58%	30,000	0%	1.58%
JoAnne Bradaick	30,000	1.58%	30,000	0%	1.58%
Kristen Bradaick	30,000	1.58%	30,000	0%	1.58%
Paul J. Bradaick	30,000	1.58%	30,000	0%	1.58%
William M. Chatham	30,000	1.58%	30,000	0%	1.58%
Michael Daniels [4]	30,000	1.58%	30,000	0%	1.58%	Husband of Diane J. Harrison, President
William Eckert	30,000	1.58%	30,000	0%	1.58%
Tracy Fackler	30,000	1.58%	30,000	0%	1.58%
Kristi Montas	30,000	1.58%	30,000	0%	1.58%
Lynette Harrison[3]	30,000	1.58%	30,000	0%	1.58%	Sister of Diane J. Harrison
William B Harrison [3]	30,000	1.58%	30,000	0%	1.58%	Father of Diane J. Harrison
William B & Belvey Harrison[3]	30,000	1.58%	30,000	0%	1.58%	Brother and Sister-in-law of Diane J. Harrison
William Harrison III[3]	30,000	1.58%	30,000	0%	1.58%	Nephew of Diane J. Harrison
Deborah M Igoe	30,000	1.58%	30,000	0%	1.58%
Marisu & Jerry Neel	30,000	1.58%	30,000	0%	1.58%
Lydia Patton	30,000	1.58%	30,000	0%	1.58%
William H. Patton	30,000	1.58%	30,000	0%	1.58%
Brandi Peachy[3]	30,000	1.58%	30,000	0%	1.58%	Niece of Diane J. Harrison
Joseph Scutero	30,000	1.58%	30,000	0%	1.58%

Ruth Scutero	30,000	1.58%	30,000	0%	1.58%
James F. Strauser	30,000	1.58%	30,000	0%	1.58%
Chad Sparks[3]	30,000	1.58%	30,000	0%	1.58%	Nephew of Diane J. Harrison
Keri Sparks[3]	30,000	1.58%	30,000	0%	1.58/%	Niece of Diane J. Harrison
Jennifer Thomas	30,000	1.58%	30,000	0%	1.58%
Patrick A. Thomas	30,000	1.58%	30,000	0%	1.58%
Joseph R. Warcewicz II	30,000	1.58%	30,000	0%	1.58%
Douglas P Zolla	30,000	1.58%	30,000	0%	1.58%
Totals:	840,000	46%	840,000	0%	46%

[1] The percentage of shares held in the event the Selling Security Holders sell all of their 840,000 shares offered in the Offering.

[2] The percentage held in the event the Selling Security Holders sell none of their 840,000 shares offered in the offering.

[3] The family members listed above as shareholders are all of legal age who live separate and apart from their parents and have sole and dispositive rights over the disposal of their shares, and the voting rights attached thereto, and are not directly or indirectly influenced or controlled by any officer or director of the company.

[4] Michael J. Daniels is the husband of our President Diane J. Harrison.  Mr. Daniels has sole and dispositive rights over the disposal of his shares, and the voting rights attached thereto, and is not directly or indirectly influenced or controlled by his wife.  In the event of his death Ms. Harrison would have beneficial ownership of his shares.

Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of Common Stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in these footnotes.

All of the shares offered by this prospectus may be offered for sale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions.   Management has not made a decision to seek quotation on the OTCBB at this time and there is no guarantee that quotation will be sought.   Until a decision to seek a quotation is made (and we are cleared for quotation), selling security holders must sell their shares at the fixed price of $0.05 per share.  If we file a successful application with FINRA and we are cleared for quotation, only then will the selling security holders be able to also sell their shares in open market transactions in the over-the-counter market at prevailing market prices. The selling shareholders may affect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders has been declared an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the offering they will own no shares in the company upon completion of the offering.

Each selling shareholder acquired their shares under the exemption provided by § 4(2) of the Securities Act of 1933, as amended.  The shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public. Shares were sold to friends, family and personal business acquaintances of the President Diane J. Harrison and our Secretary Anna L. Williams.  Each individual is considered educated and informed concerning investments such as the $300 investment in our Company or Ms. Harrison’s investment of $10,300 as an accredited investor.   Each shareholder received their shares on January 15, 2014.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous basis for a period of one (1) year after this registration statement is declared effective.  The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions:

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On such public markets as the common stock may from time to time be trading,

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In privately negotiated transactions,

•

Through the writing of options on the common stock,

•

In short sales, or

•

In any combination of these methods of distribution.

The sales price to the public is fixed at $0.05 per share for the duration of the offering. We may or may not apply to have our common stock traded on the OTCBB.  Should we choose not to apply a public market for our common stock may never materialize.

Twenty-nine (29) individual security holders invested $300 each for the purchase of their shares, for a total investment of $8,700.  Our President, Diane J. Harrison invested $10,300 for her shares.  Upon effectiveness of this registration statement, the selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer, participating in such transactions as agent, may receive a commission from either the selling security holder or, if they act as agent for the purchaser of such common stock, from the purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services.  The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered.

Financial Statements

We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders named in this prospectus.

As of April 3, 2014, we have expended approximately $1,500 of the estimated $3,858 cost of this offering. As of the date of the filing of this registration statement we have not spent any monies for accounting fees, PCAOB audit fees, stock transfer agent fees.  We are bearing all costs relating to the registration of the common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling security holders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of shares of our common stock. The selling security holders are deemed underwriters as defined in the 1933 Securities Act, as amended, and any broker-dealers who execute sales for the selling security holders are "underwriters" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling security holders sell their common stock, they must comply with applicable law and may, among other things, be required:

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Not to engage in any stabilization activities in connection with our common stock;

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Furnish each broker or dealer through which shares of our common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

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Not to bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holder is distributing shares covered by this prospectus. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen Directors. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Ms. Harrison has over twenty-five (25) years of business experience.  She has been involved in start-up companies as well as companies needing an experienced executive to assist the business with her accounting and financial experience.  Her skills working with financial professionals such as C.P.A.’s, accountants and Public Company Accounting Oversight Board (PCAOB) Auditors provide us with the ability to keep our internal controls over financial accounting consistent with the requirements of Regulation S-K Item 308, Internal Control Over Financial Reporting ..  For the last seven (7) years Ms. Harrison has been the President of Harrison Law, P.A. a firm specializing in corporate services and federal securities law.

Ms. Williams has over ten (10) years of various business experiences which she granted her knowledge of bookkeeping, advertising, Windows Computer Programs, Microsoft Office Software and Internet research.  Her skills with working with many different types of technologies will provide us with the ability to succeed in our online business.

Table 2.0 Directors and Executive Officers

Name	Age	Position
Diane J Harrison[1]	55	President//Chief Financial Officer/Chairman of the Board
Anna L. Williams[2]	24	Secretary/Treasurer

1 Ms. Harrison has held executive positions and directorships as follows: She has served as a Director of AF Ocean Investment Company [OTCBB:AFAN], formerly known as Dinello Restaurant Ventures, Inc., from July 2010 to July 8, 2013.  She served as the Chairman and President of Cheetah Consulting, Inc., now known as Vision Industries Corp. [OTCBB:VIIC], from February 2, 2007 to December 15, 2008. She served as a director of Sichuan Leaders Petrochemical Company [OTCBB:SLPC] from December 13, 2012 until August 7, 2013.  She is currently the Secretary of the corporation.

[2] This is the first directorship held by Ms. Williams in a company that has filed a registration statement or any public company.

Financial Statements

Background of Executive Officers and Directors

- Diane J. Harrison has served as our President//Chief Financial Officer and Chairman of the Board of Directors since February 7, 2014.  Ms. Harrison has been the.  Due to Ms. Harrison’s background in business; accounting and her legal background, we believe her skills have made her an ideal fit for this company. Ms. Harrison will dedicate 25-30 hours a week for the company.

Ms. Diane J. Harrison is an attorney licensed in Florida and Nevada.  Prior to her legal career, Ms. Harrison worked for the United States Department of Energy (“USDOE”) and held the highest security clearance available. She worked as an Engineer for Rockwell International Corporation as well as for the United States Department of Energy on the Yucca Mountain project as a Manager on the design of hazardous waste disposal she spent seven (7) years working for the USDOE. She was a systems engineer and the waste package and repository design branch chief for the high-level radioactive waste repository at Yucca Mountain, north of Las Vegas, Nevada.  She has a Bachelor of Science degree in Chemical Engineering. In May 2000, she received her Juris Doctor degree from Stetson University College of Law, St. Petersburg, Florida, graduating with honors and as the Editor-in-Chief of the Stetson Law Review.

- Anna L. Williams has served as our Secretary since January 15, 2014.  Ms. Williams received her Associates of Applied Science in Criminal Justice in 2010.  After receiving her degree, she relocated to Florida and began working at an Assisted Living Facility as the receptionist for the Business Office Director.  After one year, Ms. Williams was promoted to the Business Office Director and was responsible for employee hiring and training, bookkeeping, compliance with all state and federal regulations and some advertising.    Ms. Williams was later hired by an investment management company where she is responsible for bookkeeping, advertising and website design for five (5) companies.  It is Ms. Williams’ skills in technology that we believe made her an ideal fit for this company.  Ms. Williams will work 25-30 hours per week for the company.

From August of 2008 to October 2009 Ms. Williams was employed at Mrs. Mac’s Fillin Station maintaining the books of the company.   From October 2009 to March of 2010 she was employed at the Jimmy Carter National Historic Site as a bookkeeper.  From June 2010 to March of 2013 she was employed at Bradenton Oaks, Inc. where she progressed from receptionist to Business Office Director.  In March of 2013 she became employed at AF Ocean Investment Management Company with her primary responsibilities in bookkeeping working in Quickbooks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of February 30, 2013, and our Officers and Directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 3.0 Beneficial Ownership of Officers and Directors

		Amount and Nature of Beneficial Ownership		Percent of Class [1]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Diane J. Harrison 6371 Business Boulevard, Suite 200 Sarasota, Florida 34240	1,030,000	1,030,000	54%	54%
Common Stock	Anna L. Williams 6371 Business Boulevard, Suite 200 Sarasota, Florida 34240	30,000	30,000	1.58%	1.58%
Common Stock	All Executive Officers and Directors as a Group	1,060,000	1,060,000	55.58%	55.58%
[1] The percentages assume that all of the shares being offered in this registration are sold.

Financial Statements

Table 4.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class [1]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Diane J. Harrison[1] 6371 Business Boulevard, Suite 200 Sarasota, Florida 34240	1,030,000	1,030,000	54%	54%
Common Stock	All Beneficial Owners as a Group	1,030,000	1,030,000	54%	54%
[1] The percentages assume that all of the shares owned by Ms. Harrison are not sold.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 500,000,000 shares of common stock, $0.01 par value per share, of which 1,900,000 shares are issued and outstanding.  This prospectus is offering 840,000 of our issued and outstanding shares, which are held by the selling security holders.  Upon the effectiveness of this registration statement, of which this prospectus forms a part, we will have 840,000 outstanding common shares registered for sale by our selling security holders in accordance with the Securities Act of 1933.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

Pursuant to the legal opinion of Harrison Law, P.A., all of the issued and outstanding shares of common stock being registered in this registration statement are duly authorized, fully paid, validly issued, and non-assessable.  Harrison Law, P.A.’s legal opinion regarding the issued and outstanding common stock appears elsewhere as an exhibit to this prospectus.

Preferred Stock

Our Articles of Incorporation authorize the issuance of one class of preferred blank check stock to be issued solely at the discretion of the Board of Directors.  No preferred blank check stock has been defined or issued as of February 14, 2014.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

No dividends have been paid since our incorporation on January 15, 2014. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 840,000 outstanding common shares registered for sale by our selling security holders in accordance with the Securities Act of 1933.  Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

We currently have no shareholder holding shares that are eligible to be sold under Rule 144 of the Securities Act of 1933, as amended.

Financial Statements

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation do not provide any provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our board of directors and management.  The holders of our common stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the board.  The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

Our By-laws do not provide any provisions that may have anti-takeover effects.

Control Share Acquisitions

The “control share” provisions of Sections 607.0902, of the Florida Statutes, means shares that, except for this section, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

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One-fifth or more but less than one-third of all voting power;

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One-third or more but less than a majority of all voting power; and

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A majority or more of all voting power.

Control-share acquisition means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.  For purposes of this law, all shares, the beneficial ownership of which is acquired within 90 days before or after the date of the acquisition of the beneficial ownership of shares which result in a control share acquisition, and all shares the beneficial ownership of which is acquired pursuant to a plan to make a control-share acquisition shall be deemed to have been acquired in the same acquisition.

For purposes of this law, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this section has voting power only of shares in respect of which that person would be able to exercise or direct the exercise of votes without further instruction from others.

The acquisition of any shares of an issuing public corporation does not constitute a control-share acquisition if the acquisition is consummated in any of the following circumstances:

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Before July 2, 1987.

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Pursuant to a contract existing before July 2, 1987.

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Pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer.

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Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this section.

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Pursuant to a merger or share exchange effected in compliance with s. 607.1101, s. 607.1102, s. 607.1103, s. 607.1104, or s. 607.1107, if the issuing public corporation is a party to the agreement of merger or plan of share exchange.

An “issuing public corporation” means a corporation that has one hundred (100) or more shareholders; has its principal place of business, its principal office, or substantial assets within this state; and either more than 10 percent (10%) of its shareholders resident in this state; more than 10 percent (10%) of its shares owned by residents of this state; or one thousand shareholders resident in this state.

Unless the corporation’s articles of incorporation or bylaws provide that this section does not apply to control-share acquisitions of shares of the corporation before the control-share acquisition, control shares of an issuing public corporation acquired in a control-share acquisition have only such voting rights as are conferred by subsection (9) Section 607.0902.

Control shares acquired in a control-share acquisition have the same voting rights as were accorded the shares before the control-share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation.  To be approved under this subsection, the resolution must be approved by:

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Each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by the class or series, with the holders of the outstanding shares of a class or series being entitled to vote as a separate class if the proposed control-share acquisition would, if fully carried out, result in any of the changes described in s. 607.1004; and

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Each class or series entitled to vote separately on the proposal by a majority of all the votes entitled to be cast by that group, excluding all interested shares.

Financial Statements

Any control shares that do not have voting rights because such rights were not accorded to such shares by approval of a resolution by the shareholders pursuant to paragraph (b) shall regain voting rights and shall no longer be deemed control shares upon a transfer to a person other than the acquiring person or associate or affiliate, as defined in s. 607.0901, of the acquiring person unless the acquisition of the shares by the other person constitutes a control-share acquisition, in which case the voting rights of the shares remain subject to the provisions of this section.

The effect of the Florida control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent and Registrar

We have engaged the services of Island Stock Transfer Inc., 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760, to act as our transfer agent and registrar.

INTEREST OF NAMED EXPERTS AND COUNSEL

We have retained DKM Certified Public Accountants, an independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. DKM Certified Public Accountants’ report is given based on their authority as an expert in accounting and auditing.  DKM Certified Public Accountants has provided audited financials for Purplereal.com, Corp., for the period ended January 31, 2014. Our fiscal year end is December 31.  Since our company has just begun operations we have audited our financials as of the most recent practical date.

Diane J. Harrison, Esq., of Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement; she has a direct interest in the Company.  Ms. Harrison is the President; Chief Executive Officer; Chief Financial Officer; and sole Director who owns 54% of our common stock of the company and may have a conflict of interest between her legal clients and that of our company.  As our primary executive officers and sole director Ms. Harrison may have a conflict of interest in the Company’s desire to have an effective registration statement and her rendering a legal opinion regarding the shares as required by the registration statement.

In addition she is the spouse of Michael J. Daniels, an owner of 1.58% of the common shares of stock.  Accordingly, she is the beneficial owner of Mr. Daniels stock in the event of his death.  Ms. Harrison is providing the legal opinion on the validity of our common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do include a provision for indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article XIV, Section 3, permit us to indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Purplereal.com, Corp., pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Purplereal.com, Corp. was formed as a Florida Corporation effective on January 15, 2014 under the Laws of the State of Florida.  The Company does not have any subsidiaries or related companies.   REAL is a shell company as defined in Rule 405 of the 1933 Securities Act rules.  A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We do not foresee any circumstances that would cause us to alter our current business model within the next twelve months.  In the event we need to raise additional capital, we will seek funds from private sources, as well as the sale of stock in the company.  In the event the company chooses to sell stock it will file a Form D with the Securities and Exchange Commission and prepare a private placement memorandum for distribution to accredited investors ..

DESCRIPTION OF BUSINESS

Business Development

Purplereal.com, Corp. was formed on January 15, 2014 under the Laws of the State of Florida.   Since its inception Purplereal.com, Corp. has engaged in the development of an online sales website to import and sell silk products and costume jewelry.

Financial Statements

The business model will focus on silk products made from single strand and double strand silkworms and costume jewelry that will target the general public with quality products at an affordable price.

Since inception our business has not been fully operational or had no revenue or profits and a small loss during our initial month in business due to our incorporation expense and website expenses.  Additionally we have incurred some costs associated with this registration statement that we have paid on behalf of our shareholders.  REAL will sell to the public at large.  We are in a commercial building that rents REAL a cubicle space comprising approximately 100 square feet.  The office is located with numerous other businesses.

Ms. Harrison and Ms. Williams developed the business model for REAL capitalizing on their expertise and experience from their prior business experience. The business model is geared to the public at large.  We will maintain our website to be operational twenty-four (24) hours per day seven (7) days per week.

Our Business

(1) Principal Services and Their Markets

We will provide silk products and costume jewelry for sale on the Internet.  We are currently seeking manufacturers from Hong Kong and the People’s Republic of China that have distribution outlets in the U.S. that have silk scarves, blouses and shirts as well as costume jewelry  that we can purchase at wholesale prices.

It is our plan to not inventory items unless and until we are fully operational and generating sales through our website.  When we are operational we will analyze our sales to determine if it is feasible for us to inventory items that sell quickly so we can ship to the customer quicker.  We will offer delivery by USPS; UPS; and Fedex ground and overnight so potential customers can determine the delivery method of their choice.

We have not entered into any agreements with any suppliers of products and we hope to be able to establish a pay as you buy system for the purchase of our products.

We currently do not have our website operational nor have we obtained suppliers for products we hope to sell.  Over the course of the next three (3) months we believe our website will be fully operational and provide products and payment methods for potential clients.

We have secured our own website www.Purplereal.com to target the general public both within and without the State of Florida.  Our advertising campaign will consist primarily of Internet advertising.

(2) Distribution Methods of Our Products

W hen we become operational, the primary delivery of our products will be through online purchases or direct email contact.  Clients will be able to order through our website, payment will be accepted by credit or debit card payments or PayPal.  Upon confirmation of a completed payment, the product will be processed for shipment.

(3) Status of Any Publicly Announced New Products

Since we are not operational, we have not developed any new or unique products that would differentiate us from our competition.  Since we will be purchasing our silk and costume jewelry products from manufacturers with wholesale locations in the U.S. we believe that any uniqueness to our products will be minimal.

(4) Our Competition

To compete effectively in our industry, a company must understand and then respond to the specific needs of the marketplace. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer additional product offerings not provided by us. Many also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. Consequently, we may encounter significant competition in our efforts to achieve our growth objectives. Our competitors have methods of operation that have been proven over time to be successful.

Since we are in a period of slow business recovery our large competitors have chosen to advertise extremely low prices in an effort to gain sales.  Our President, Diane J. Harrison has some experience in the online sales industry.  As a result of her limited experience the company has chosen to compete by offering quality products with low price points.

(5) Sources and Availability of Raw Materials

We do not rely on the supply of any natural resources for our operations.  Our suppliers will have to rely on the availability of silk producing worms as well as gold for the electroplating for our costume jewelry ..  Any fluctuation in the prices of gold or silk may impact our revenues.  An increase in these prices will lead to a decrease in our profit margins when we are operational.  A decrease in these prices will lead to an increase in our profit margins when we are operational.

(6) Dependence on Limited Clients

Financial Statements

We do not anticipate that we will have any limitation on the availability of clients when our website becomes fully operational.  While we will focus our efforts on the continental United States sales of our products will be available to anyone with access to our website.

(7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do own the domain name www.Purplereal.com.  We may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

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These agreements will not be breached;

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We would have adequate remedies for any breach; or

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Our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

(8) Need for Government Approval of Principal Products

There are no federal or state approvals that are required for the specific products that we offer.

(9) Government Regulation

There are no federal or state regulations that require a special business license for our business however we are required to have a local business license as well as a sales tax exemption certificate.  We are not required as a company to maintain worker’s compensation insurance and pay into the Florida unemployment compensation fund since we are worker’s comp exempt.  When our Officers and Directors begin to receive a salary we will then have to apply for Workers Compensation insurance and pay into the Florida unemployment compensation fund.

As a Florida corporation we must file an annual report with the Department of State in Florida.

(10) Research and Development During Our Last Fiscal Year

During the last fiscal year, while we were not incorporated our Officers and Directors and our largest shareholder were performing research on products from the People’s Republic of China; Hong Kong; and wholesalers located in the United States.   Both of our officers have made trips to the People’s Republic of China and Hong Kong to research manufacturers of silk and costume jewelry.  Since we are a shell company with no operations the costs associated our research and development both here and abroad have been borne by our officers and these costs will not be passed on to any future consumers. We estimate that in excess of two (2) months has been spent on research and development ..  We continued with our research and development through the month of our incorporation.  Since our incorporation on January 15, 2014 we have continued with research on products as well as development of our website and the processing of payment for our services.

(11) Cost and Effects of Compliance with Environmental Laws

As a business we are not subject to federal, state or local environmental laws.

(12) Our Employees

At January 31, 2014 there were no paid full-time employees.  Our President, Diane J. Harrison and our Secretary Anna L. Williams have been performing the work for the company.   Ms. Harrison and Ms. Williams devote approximately 25-30 hours per week to Purplereal.com, Corp.

With the high unemployment rate in our area and the current state of the economy, we do not anticipate a shortage of potential candidates to use as sales people or support personnel.

Reports to Security Holders

We will be required to file reports and other information with the U.S. Securities and Exchange Commission (“SEC”) when our registration statement is effective and we are a fully reporting company. You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>. We believe that we will be an electronic filer making our information available through an Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  This information may be found at www.sec.gov.

Financial Statements

We are not required by the Florida Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting company with the SEC, we will file all necessary quarterly and annual reports.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either

Financial Statements

prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period pursuant to Section 107(b).

PLAN OF OPERATION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes contained elsewhere in this prospectus. This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company that will be implementing its business plan to begin to sales of silk and costume jewelry products through Internet sales. REAL is a shell company as defined in Rule 405 of the 1933 Securities Act rules.  A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents. We have no operating history and have generated no revenues during this period. We have incurred minimal expenses since our inception.  We believe when our website is fully operational we will begin to generate revenues in fiscal year 2014.   If we are able to generate revenues there is no guarantee that we will be able to generate any profits.  We do not believe that our future operations will require us to raise additional capital over the next twelve (12) months.  If additional funds are needed, our Officers, Director and our majority shareholder will voluntarily invest or loan additional capital to the company as needed.  Our Officers, Director and our majority shareholder are not under any contractual arrangement to supply further funds to the Company.

Our Board of Directors believes that we can complete the construction of and have an operational website by the end of the second quarter 2014.  The costs associated with the build-out of our website were less than $250.00.  Our Secretary Anna Williams has been coordinating the construction; development and hosting of the website with GoDaddy.com. The continued build out of the website will be performed by Ms. Williams and the hosting of the site will be provided by GoDaddy.  The maintenance and upkeep will be performed in house.  Product photographs and information will be continually updated to provide visitors to the site the latest in products that will be available.

Our initial twelve (12) month plan calls for our burn rate of cash to be less $500.00 per month.  Our only costs will be our monthly rent of $150.00; our telephone expense of $125.00; and our monthly fee for our outside transfer agent of $100.00.  We believe we will have some miscellaneous costs for auto expenses however these will be reimbursed expenses to our officers for using their private vehicles for business trips.  We will not have an advertising cost as we will be utilizing search engines through our annual fee with GoDaddy.  Our current cash position is sufficient to cover our planned operations over the next year.

We are currently in discussions with wholesalers for products to sell.  We have not been asked by any of the wholesalers that we have contacted to establish a credit line for purchasing product.  We will only purchase product when a sale occurs. These products will be sold and either drop shipped to the customer or sent to our physical location where we will then re-ship the product to the customer.  We do not plant to carry any product in inventory during our initial twelve (12) months in operation.  The wholesale prices of the products we will sell will be impacted by the cost of silk and gold.  As a result of the fluctuations in these prices we will be subject to both short-term and long-term changes in the products we will sell.

We believe we will be able to order our products through wholesalers located within the continental United States.  When operational, we will keep selected merchandise in stock and we will have other products drop shipped direct from the wholesaler to our client. As we become operational we will stock only that merchandise that has a high turnover and will not sit in inventory.

Once our website is operational, as clients select the product that they choose to order payment will be made by credit card, debit card, or PayPal prior to the shipment of the product.  We will not offer any payment terms nor will we accept personal checks.

Financial Statements

Once payment is approved the product will be packaged and shipped to the address supplied by the customer.   We are going to seek a third party credit card processor that is a trusted processor for secured transactions.  As a result of our using a third party processor for payment we will incur a small fee as a cost of doing business for the processing of the transactions.  As a result of the use of a third party processor we will have a delay in the receipt of the payment of the funds.  We anticipate the delay to be 24 to 48 hours prior to the funds being deposited into our account.  While we will have the cost of shipping and handling, the company believes that this cost will be absorbed by the fees paid by the client ordering the product.  We will offer shipping by USPS, UPS, and FedEx Ground.  Express service will be offered for an additional fee.  All products shipped and damaged during the delivery by USPS, UPS, or FedEx will be the responsibility of the carrier.

Management anticipates that the return of merchandise will be minimal due to the nature of the product.  Our company will not provide return shipping at company expense.  Clients returning product will need to get a prior authorization and they will be charged a fifteen percent (15%) restocking fee.  In the event a client receives its product damaged they will be allowed to return the product for a full refund excluding the shipping cost.  All damaged product must be documented immediately upon receipt.  No returns will be allowed after the client has received, opened, used or worn the product.

Our future financial success will be dependent on the success of our ability to generate more revenue through an aggressive Internet marketing campaign through our website utilizing Google and Yahoo analytics.  We will attempt to use social media and social media advertising to promote our company.  Any significant revenue increases may take years to complete and future cash flows, if any, are impossible to predict at this time.  Since we are in a highly competitive industry where the failure rate for small individual businesses is at an all-time high management is developing a business model that will concentrate on cost control with slow business development.

At the present time we do not anticipate any capital expenditures. Our majority shareholder has supplied the company with the necessary computer equipment and software to control the business.

Results of Operations

General

The following table shows our revenues, expenditures and net income for the period ended January 31, 2014 (audited).

Table 5.0 Revenues, Expenditures and Net Income

Period Ended:	Revenue	Expenses	Provision For Income Taxes	Net Income (Loss)
January 31, 2014	$ 0	$ 92	$ 0	$ (92)

Results of Operations for the Period Ended January 31, 2014

We have incurred minimal expenses for the period ended January 31, 2014.  Our costs of incorporation, website domain registration and the website build out fees have been incurred by our majority shareholder and will be reimbursed during the first quarter.  Our financial statements reflect the outstanding loan from Ms. Harrison.

We have not generated any revenues from our operations.   When we become operational, we cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies (see “Risk Factors”).  To become profitable and competitive, we must develop the business plan and execute the plan.

We are unable to provide a timeline for the generation of revenues which casts substantial doubt on the viability of our business and our ability to continue as a going concern, see risk factor.

For the period ended January 31, 2014 we had no revenue.

Our expenses were $92 for the period ended January 31, 2014 from inception, January 15, 2014 through January 31, 2014.   These expenses were for our incorporation fee and the cost of hosting our website through GoDaddy.  These are presently in our financial statements as an account payable.  These expenses were paid by Ms. Harrison our President and will be reimbursed to her during the month of April.

Liquidity & Capital Resources

Since inception the company has concentrated its efforts in developing a business model for the online sales of silk and costume jewelry products.  Our Officers and Directors and our major shareholder have visited the People’s Republic of China and Hong Kong to develop relationships with manufacturers that have U.S. distributors.  They have incurred the travel expenses associated with this travel personally since the travel was prior to the incorporation of the company.

Our internal liquidity is provided by the initial investment from our subscribing shareholders. Our total current assets exceed our current liabilities due solely to the fact that we had a recent sales of Securities to our initial shareholders ..  As of March 31, 2014

Financial Statements

we have approximately $17,000 of cash on hand.  With our current cash burn rate at $500.00 per month we believe we have sufficient capital to become operational within the fiscal year 2014. Management believes our initial capital investment will be sufficient to get the company operational.  We will not begin to inventory any items until we have sufficient cash flow.  Our initial product sales will be drop shipped from our suppliers to reduce our initial capital needs.

Management believes that in the fiscal year 2014 the Company will begin to show a revenue stream however management does not believe that it will show a profit.  Management forecasts our revenues to be minimal.  Management does believe that revenues will increase and operations should be sustainable in the long-term of at least twelve (12) months due to the increase in cash flow from sales of the company.  In the event the company needs additional funds, our management believes that a small business loan should be obtainable on reasonable terms due to the Company having no debt and owning all of the assets of the corporation free and clear of any encumbrances.   There is no guarantee that such a small business loan will be obtained or if there will be terms that will be suitable for the company.

In the event we are unable to generate sufficient funds to continue our business efforts, we will seek additional capital through a private placement of our common shares or debt financing.  In the event cash flow was to tighten, management would consider additional paid in capital to ease our cash flow.

We have not entered into any discussions with any companies, financial institutions, investment banks, broker-dealers, promoters or other parties regarding the pursuit of any business combination that would result in a change in control.

DESCRIPTION OF PROPERTY

Our principal business address is at 6371 Business Blvd., Suite 200, Sarasota, FL  34240, which is a commercial building located near a major interstate.  We do not own the building but rent a furnished cubicle within the premises which is approximately 100 square feet individually.  We rent on a month to month basis with rent beginning March 1, 2014 with no lease required. The building is a double story brick building that is in satisfactory condition. We own our computer system, ancillary equipment, and office supplies and all of the related equipment purchased for use in a business.  The Company has no leased equipment for business purposes.  All office fixtures and equipment are owned without any liens or encumbrances.  All equipment is fully depreciated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any Director, Executive Officer, or any security holder who is a beneficial owner or any member of the immediate family of the Officers and Directors except for our President who paid for our incorporation and website costs and is currently in our financial statements as an account payable.  Our President Diane J. Harrison is the President of Harrison Law, P.A. who is providing the legal opinion regarding the validity of our common stock.  She is also the spouse of Michael J. Daniels, a small 1.58% owner of shares in our company.  Mr. Daniels has sole and dispositive rights and voting power over his shares.  In the event of his death our President Diane J. Harrison would become the beneficial owner of his shares.

AUDIT COMMITTEE

We currently have no independent directors on our board; therefore, our audit committee is not comprised of any independent directors. At this time, we rely on our President and Chief Financial Officer, Diane J. Harrison, for our audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.  Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Ms. Harrison as both our President and Chief Financial Officer and our audit committee financial expert is not detrimental to the Company. Ms. Harrison has an understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Ms. Harrison has gained this experience through her experience with public reporting companies as well as coordinating financial statements with various C.P.A.’s and P.C.A.O.B. auditors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. Once we are fully reporting with the SEC, we may or may not apply to have our common stock included for quotation on the OTCBB.  However, until such a decision is made and an application is accepted and trading of our stock on the OTCBB begins shareholders who wish to sell their shares will have to sell their shares at the fixed price of $0.05 per share.  In the event the stock is quoted on the OTCBB or other exchange, the selling security holders may sell at the prevailing market price or at privately negotiated prices.  There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the OTCBB price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results; announcements of new product innovations, new sales formats, or new services by us or our competitors; changes in financial estimates by securities analysts; conditions or trends in Internet use, such as increased Internet advertising and online ordering by

Financial Statements

small independent operators or traditional brick and mortar operations; changes in the market valuations of other businesses; announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments; additions or departures of key personnel; sales of common stock; and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for our type of business in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of our business may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are no shares of common stock that could be sold by an affiliated selling shareholder according to Rule 144.

No cash dividends have been paid by the company since inception. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our Board of Directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the Board of Directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have thirty (30) stockholders of record of our common stock as of February 1, 2014.

EXECUTIVE COMPENSATION

At the present time Ms. Harrison and Ms. Williams will forgo any cash or stock compensation for their services. Management believes it prudent to keep the earnings in the company to continue operations.  If and when our revenues and earnings allow for compensation, Ms. Harrison and Ms. Williams will collect a salary of $26,000 per year, which will be adjusted annually according to their performance and the performance of the company. Neither Ms. Harrison nor Ms. Williams is currently being compensated.

Revenues and earnings, as well as sufficient cash flow, must be considered when determining when Ms. Harrison and Ms. Williams will be able to draw a salary.  Cash flows must be sufficient to meet the monthly cash needs of the business.  Earnings will be determined quarterly and will be analyzed along with our cash flows to determine if there is sufficient cash remaining after all expenses are paid to commence a salary for Ms. Harrison and Ms. Williams.  The amount of compensation to one or both Officers will be no more than net profits will allow.

The following table sets forth information concerning the annual and long-term compensation of our President and Secretary, and the most highly compensated employee and/or executive Officer.  Since we were officially incorporated on January 15, 2014 neither of our Officers and Directors served at the end of the fiscal year December 31, 2013 and had no salary and or bonus that exceeded $100,000 for the fiscal year ended December 31, 2013 for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officer."

Table 6.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Diane J. Harrison [1]	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Anna L. Williams [2]	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1] There is no employment contract with Ms. Harrison.  Nor are there any agreements for the compensation in the future.

[2] There is no employment contract with Ms. Williams.  Nor are there any agreements for the compensation in the future.

Financial Statements

Table 7.0 Outstanding equity awards for 2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Diane J. Harrison	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Anna L. Williams	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

Pursuant to our By Laws, Directors will not be compensated for their services in their capacity as directors. If and when the Company has net profits, after all expenses are paid prior to any income tax being considered, director compensation for actual attendance at each regular or special meeting of the Board may be authorized. At this time, Directors are not paid for meetings attended.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Table 8.0 Director Compensation for 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Diane J. Harrison	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Additional Compensation of Directors

We were incorporated on January 15, 2014.  Accordingly, as of December 31, 2013, our Directors had received no compensation. Our Directors will not be compensated for their services in their capacity as directors, but may, by resolution of the board, be paid a fixed sum and expenses for actual attendance at each regular or special meeting of the Board.  At this time, Directors’ meeting expenses are not paid.  In the future, such payment will be revisited as the Company’s performance and income improves.  There can be no guarantee that we will ever have profits from which our Directors may receive payment.

Board of Directors and Committees

Currently, our Board of Directors consists of Diane J. Harrison, Chairman.  We are not actively seeking additional board members. At present, the Board of Directors has not established any committees other than the Audit Committee.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers ..

CODE OF ETHICS

We adopted a Code of Ethics on January 16, 2014 that applies to our principal executive officer, principal financial officer, and principal accounting officers as well as our employees.   Our complete Code of Ethics is included in this registration statement as an exhibit and is available for viewing on our website, www.Purplereal.com.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that an issuer files with, or submits to, the Commission and in other public communications made by our Company;

Financial Statements

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

CORPORATE GOVERNANCE

We are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We have conducted our initial Board of Director meeting on January 16 2014.  In the future we will conduct our regular Board of Director meetings on the last business Friday of each quarter for the calendar year.  Each of our directors attended our initial meeting. We have no standing committees regarding compensation, audit or other nominating committees.  At our future annual shareholders meetings, each shareholder will be given specific information on how he/she can direct communications to the Officers and Directors of the corporation.  All communications from shareholders will be relayed to the members of the Board of Directors.  We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-K.

EXPERTS

Certain of the financial statements of Purplereal.com, Corp., Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited or reviewed by DKM Certified Public Accountants, independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 16, 2014 we engaged DKM Certified Public Accountants as our independent auditors. They are our first auditors and we have had no disagreements with DKM Certified Public Accountants on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Purplereal.com, Corp., by Harrison Law, P.A., 8955 US Highway 301 N. #203 Parrish FL 34219.  Our President, Diane J. Harrison is also the President of Harrison Law, P.A. who is providing the legal opinion regarding the validity of our common stock.  There may be a conflict of interest for Ms. Harrison between her clients from her law firm and the best interests of our company.

There is a spousal relationship between our President Diane J. Harrison and a shareholder of the company, Michael J. Daniels which may create a conflict of interest.

CONFLICT OF INTERESTS

As of the date of this filing management believes that there may be a conflict of interest for our President Diane J. Harrison.  Ms. Harrison is the President of Harrison Law, P.A. who is providing the legal opinion regarding the validity of our common stock.  There may be a conflict of interest for Ms. Harrison between her clients from her law firm and the best interests of our company.

There is a spousal relationship between our President Diane J. Harrison and a shareholder of the company, Michael J. Daniels which may create a conflict of interest.  Mr. Daniels owns 1.58% of our stock and has sole and dispositive rights and voting power of his shares.  In the event of his death our President Diane J. Harrison would acquire beneficial ownership of his shares.

WHERE YOU CAN FIND FURTHER INFORMATION

Purplereal.com, Corp., will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Purplereal.com, Corp. has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, but does include the material provisions, if any, of any contract or document filed as an exhibit or schedule. For further information with respect to Purplereal.com, Corp., and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such service fleets upon payment of the fees prescribed by the Commission. In addition, the

Financial Statements

registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete within the Form S-1 and, in each instance, reference is made to the copy of such contract or document filed as an additional exhibit to the registration statement filed with the Securities and Exchange Commission, each such statement being qualified in all respects by such reference.

Financial Statements

Financial Statements

2451 N. McMullen Booth Road, Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

We have audited the accompanying balance sheet of PurpleReal.com, Corp. (a development stage company) as of March 31, 2014, and the related statement of operations, stockholders’ deficiency, and cash flows from Inception (January 15, 2014) through January 31, 2014.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PurpleReal.com, Corp. as of January 31, 2014, and the results of its operations and its cash flows for the period from Inception (January 15, 2014) through January 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

February 13, 2014

Financial Statements

PURPLEREAL.COM CORP.

(A Development Stage Company)

Balance Sheet

For the Period From Inception (January 15, 2014) Through January 31, 2014 (audited)

From Inception through January 31, 2014
ASSETS	(audited)
Current Assets:
Cash and Cash Equivalents	19,000
Accounts Receivable	-
Total Current Assets	19,000
Equipment, net of Accumulated Depreciation	-
Total Assets	$ 19,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	92
Total Current Liabilities	-
Total Liabilities	92

Stockholders' Equity:
Common Stock; 500,000 000 authorized; $.01 per share par value; 1,900,000 shares issued outstanding, respectively	19,000
Paid in Capital	-
Retained Earnings (Accumulated Deficit)	(92)
Total Equity	18,908
Total Liabilities and Stockholders' Equity (Deficit)	$ 19,000

The accompanying notes are an integral part of these statements.

Financial Statements

PURPLEREAL.COM CORP.

(A Development Stage Company)

Statements of Operations

For the Period From Inception (January 15, 2014) Through January 31, 2014 (audited)

From Inception through January 31, 2014
Revenue:
Sales	-
Direct costs	-

Expenses:
General and Administrative	92
Net (Loss) Profit	(92)

Basic and Diluted loss per share	$ 0.00
Weighted average number of shares outstanding	1,900,000

The accompanying notes are an integral part of these statements.

Financial Statements

PURPLEREAL.COM, CORP.

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

For the Period From Inception (January 15, 2014) Through January 31, 2014(audited)

	Common Stock			Additional Paid in Capital	Accumulated Deficit	Total Equity
	Shares		Amount
Sale of Stock, January 15, 2014	1,900,000		$19,000	$-	$-	$19,000
Net Loss		$		$-	$(92)	$(92)
Balance as of January 31, 2014	1,900,000		$19,000	$-	$(92)	$18,908

The accompanying notes are an integral part of these statements.

Financial Statements

PURPLEREAL.COM, CORP.

(A Development Stage Company)

Statements Cash Flows

For the Period From Inception (January 15, 2014) Through January 31, 2014 (audited)

From Inception through January 31, 2014
Cash Flows from Operating Activities:
Net Income (loss)	(92)

Changes in Operating Assets and Liabilities:
Accounts Payable	92
Net Cash (Used In) Provided by Operations Activities	-

Cash Flows from Financing Activities:
Proceeds from Sale of Stock	19,000
Net Cash Provided by Financing Activities:	19,000

Net change in Cash and Cash Equivalents	19,000

Cash and Cash Equivalents, Beginning of Period	-
Cash and Cash Equivalents, End of Period	19,000

Supplemental Cash Flow Information
Cash paid for interest	-
Cash paid for taxes	-

The accompanying notes are an integral part of these statements.

Financial Statements

Purplereal.com, Corp.

(A Development Stage Company)

Notes to Financial Statements

For the Period From Inception (January 15, 2014) Through January 31, 2014 (audited)

NOTE 1.  NATURE OF BUSINESS

ORGANIZATION

Purplereal.com, Corp. was formed effective January 15, 2014 under the Laws of the State of Florida. Since its inception Purplereal.com, Corp. has engaged in the development of an online sales website to import and sell silk products and costume jewelry.  The business model will focus on silk products made from single strand and double strand silkworms and costume jewelry that will target the general public with quality products at an affordable price.

The company is an online retail operation that specializes in silk products and costume jewelry.   The company faces competition from other online retail companies that are already established in the marketplace with more experience, capitalization, and reputation.

The Company is headquartered Sarasota, Florida.  The elected year end is December 31.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

In the opinion of management, all adjustments consisting of normal recurring adjustments necessary for a fair statement of (a) the result of operations for the period ending January 31, 2014; (b) the financial position at January 31, 2014 and (c) cash flows for the month ended January 31, 2014 have been made.

GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company had no sales for the period ended January 31, 2014. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company is somewhat dependent on its ability to obtain clients and investment capital from future funding opportunities to fund the current and planned operating levels.  No assurance can be given that the Company will be successful in these efforts.

CASH and CASH EQUIVALENTS

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  There were no cash equivalents at December 31, 2013.

LONG-LIVED ASSETS

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

REVENUE RECOGNITION

The Company recognizes revenue when it is realized or realizable and estimable.

We recognize a sale when the payment has been received from the client at which time the risk of loss has passed to the client, persuasive evidence of an arrangement exists, and the fee is fixed or determinable.  If we determine that the fee is not fixed or

Financial Statements

determinable, we recognize revenue to the extent of which the product has been received. Also, sales occur when the client selects the item and processes it through our website and payment has been received.

ADVERTISING

Our advertising costs are expensed as incurred.  No advertising costs were incurred for the period ending January 31, 2014.

RECENTLY ACCOUNTING PRONOUNCEMENTS

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2011 through the date these financial statements were issued.

NOTE 3.  PROPERTY AND EQUIPMENT

Property consists of one computer and one printer donated by the Director for the production of revenues: Our assets are fully depreciated.

NOTE 4.  INCOME TAXES

The Company accounts for income taxes under FASB ASC 740 “Income Taxes.” Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

NOTE 5.  COMMITMENTS AND CONTINGENCIES

RELATED PARTY

The controlling shareholders have pledged support to fund continuing operations, as necessary.  From time to time, the Company is dependent upon the continued support of these parties, through temporary advances or through arrangements of their personal credit.  However there is no written commitment to this effect.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties

The Company does not have employment contracts with its key employees, including the Officers of the Company.

LEASES AND FACILITY

The Company rents its office facilities on a month-to-month basis, beginning March 1, 2014.

PRODUCT WARRANTIES

The Company has no history of warranty costs and expenditures.

LEGAL MATTERS

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Financial Statements

[OUTSIDE BACK COVER PAGE]

Prospectus

PURPLEREAL.COM, CORP.

840,000 SHARES OF COMMON STOCK

Dealer Prospectus Delivery Obligation

Until                , 2014 all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS       , 2014

Outside Back Cover Page

Financial Statements

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Purplereal.com, Corp. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$8.40
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$100.00
Accounting Fees and Expenses	$2,000.00
Legal Fees and Expenses	$1,000.00
Transfer Agent's Fees and Expenses	$500.00
Miscellaneous	$250.00
Total	$3,858.40

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 14.  Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a Director, Officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do include such a provision automatically indemnifying a director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a Director, Officer, employee or agent, or arising out of his status as such.

Article XIV, Paragraph 3 of our By-Laws permits us to secure insurance on behalf of any Officer, Director, employee or other agent for any liability arising out of his or his actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

There have been the following sales of Purplereal.com, Corp.’s, common stock, by the Company, without registration during the last three years.  On January 15, 2014, the following individuals were issued shares pursuant to stock purchase agreements. The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended, as the issuance was not a part of a public offering.

Name of Security Holder	Shares beneficially owned as of the date of this prospectus[1]	Percent owned as of the date of this prospectus	Date Shares Acquired
Soren Asadov	30,000	1.58%	1/15/2014
Catherine A. Bradaick	30,000	1.58%	1/15/2014
JoAnne Bradaick	30,000	1.58%	1/15/2014
Kristen Bradaick	30,000	1.58%	1/15/2014
Paul J. Bradaick	30,000	1.58%	1/15/2014
William M. Chatham	30,000	1.58%	1/15/2014
Michael Daniels	30,000	1.58%	1/15/2014

Financial Statements

William Eckert	30,000	1.58%	1/15/2014
Tracy Fackler	30,000	1.58%	1/15/2014
Deborah M Igoe	30,000	1.58%	1/15/2014
Diane Harrison	1,000,000	54%	1/15/2014
Lynette Harrison	30,000	1.58%	1/15/2014
William B Harrison	30,000	1.58%	1/15/2014
William B & Belvey Harrison	30,000	1.58%	1/15/2014
William Harrison III	30,000	1.58%	1/15/2014
Deborah M Igoe	30,000	1.58%	1/15/2014
Kristi Montas	30,000	1.58%	1/15/2014
Jerry & Marisu Neel, Jr.	30,000	1.58%	1/15/2014
Lydia Patton	30,000	1.58%	1/15/2014
William H. Patton	30,000	1.58%	1/15/2014
Brandi Peachy	30,000	1.58%	1/15/2014
Joseph Scutero	30,000	1.58%	1/15/2014
Ruth Scutero	30,000	1.58%	1/15/2014
James F. Strauser	30,000	1.58%	1/15/2014
Chad Sparks	30,000	1.58%	1/15/2014
Keri Sparks	30,000	1.58%	1/15/2014
Jennifer Thomas	30,000	1.58%	1/15/2014
Patrick A. Thomas	30,000	1.58%	1/15/2014
Joseph R. Warcewicz II	30,000	1.58%	1/15/2014
Anna L. Williams	30,000	1.58%	1/15/2014
Douglas P Zolla	30,000	1.58%	1/15/2014
Totals:	1,900,000	100%

Item 16.  Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-1. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1*	Articles of Incorporation
3.3*	By-Laws
5*	Opinion Regarding Legality and Consent of Counsel by Harrison Law, P.A.
14*	Code of Ethics
23.1	Consent of Experts and Counsel: Independent Auditor's Consent by DKM, C.P.A.’s
23.2*	Consent of Experts and Counsel: Counsel’s Consent, by Harrison Law, P.A., is included in Exhibit 5

* Previously Filed

Financial Statements

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(ii)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that  a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, Florida, on April 9, 2014.

(Registrant) PURPLEREAL.COM, CORP.

By: /s/ DIANE J. HARRISON
Diane J. Harrison
Chairman of the Board/President/Chief Financial Officer/Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Name	Title	Date
/s/ DIANE J. HARRISON	Chairman of the Board/President/ Chief Financial Officer/Principal Accounting Officer	April 9, 2014
Diane J. Harrison

/s/ ANNA L. WILLIAMS	Secretary/Treasurer	April 9, 2014
Anna L. Williams

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